UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2011

Diversified Global Holdings Group, Inc.
(Exact name of registrant as specified in charter)

Florida	000-53524
(State or other jurisdiction of incorporation)	(Commission File Number)

800 North Magnolia, Suite 105, Orlando, FL	32803
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 843-3344

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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ITEM 1.01      Entry into a Material Definitive Agreement.

Termination of Miralab Acquisition Agreement

On December 31, 2011, we entered into an Amendment terminating the Share Exchange and Acquisition Agreement, dated as of July 6, 2011, between the Company and Miralab LLC, a limited company formed under the laws of Russia (“Miralab”), and the owner of Miralab.  The Miralab acquisition agreement was terminated due to the fact that the acquisition was not completed by December 31, 2011, as had been contemplated by the parties.

Rescission of Banyan Acquisition Agreement

On May 16, 2011, we entered into a Share Exchange and Acquisition Agreement (the “Agreement”), by and between the Company, Banyan Development LLC, a Florida limited liability company (“Banyan”), and the owners of Banyan. At a closing completed as of May 16, 2011, pursuant to the Agreement, we acquired from one of the owners of Banyan 48% of the outstanding limited liability company interests of Banyan, in exchange for our issuance of 11,928,000 shares of our common stock. The shares of our common stock we issued, and the limited liability company interests we received in exchange, at the closing were subject to the terms of an escrow agreement providing for the release of such shares and limited liability company interests upon closing of the Department of Housing and Urban Development (“HUD”) financing for Banyan’s planned assisted living facility. If such financing did not close within one year of May 16, 2011, the Agreement would terminate, subject to extension by mutual agreement of the parties or substitution of replacement assisted living facility with HUD financing in place by Banyan management acceptable to the Company’s Board of Directors.  In consultation with the owners of Banyan, we have determined that it is not likely that the HUD financing for Banyan’s planned assisted living facility will close by May 16, 2012, and accordingly the parties have entered into an Amendment to the Agreement, dated as of December 31, 2011, to rescind the Agreement.  The 11,928,000 shares of our common stock issued in escrow will be redelivered to the Company for cancellation.

ITEM 9.01      Financial Statements and Exhibits.

    (d) Exhibits

10.17	Amendment, dated as of December 31, 2011, terminating Share Exchange and Acquisition Agreement, dated as of July 6, 2011, between the Company, Miralab LLC and the Owner of Miralab LLC.

10.18
Amendment, dated as of December 31, 2011, terminating Share Exchange and Acquisition Agreement, dated as of May 16, 2011, between the Company, Banyan Development LLC and the Owners of Banyan Development LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      DIVERSIFIED GLOBAL HOLDINGS GROUP, INC.

Date: March 6, 2012

By:	/s/ Richard Lloyd
Richard Lloyd
Chief Executive Officer